SECOND AMENDMENT TO
SEPARATION AND CONSULTING AGREEMENT

THIS SECOND AMENDMENT TO SEPARATION AND CONSULTING AGREEMENT (this "Second Amendment"), dated as of October 5, 2018, is entered into by and among InvenTrust Properties Corp., a Maryland corporation (the "Company"), and David F. Collins ("Executive"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Separation and Consulting Agreement, dated September 6, 2017, as amended by that First Amendment to Separation and Consulting Agreement dated December 8, 2017 (the "Agreement"), which provides for Executive's resignation from his position as Executive Vice president, Portfolio Management of the Company and as an officer and employee of the Company and its subsidiaries effective as of December 31, 2017, and Executive thereafter rendering certain services as a consultant to the Company upon the terms and conditions set forth in the Agreement;

WHEREAS, pursuant to Section 12 of the Agreement, the Company and Executive may modify the Agreement in writing; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein to reflect their agreement to extend the Consulting Period.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended as set forth herein.

AMENDMENT

1. The first sentence of Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

   "Provided that Collins remains employed with the Company until the Separation Date, during the period commencing on January 1, 2018 and ending on March 31, 2019 (or such earlier date on which Collins' consulting relationship with the Company is terminated as provided herein) (the "Consulting Period"), Collins shall provide consulting services to the Company as specified on Exhibit C attached hereto and such other services as may be requested by the Company's Chief Executive Officer (The "Consulting Services").

2. Exhibit C is amended and restated in its entirety in the form of Exhibit C attached hereto.

3. This Second Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

4. Except as expressly provided herein, all terms and provisions of the Agreement shall remain in full force and effect.

[*Signature Page Follows*]

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND THAT THEY INTEND TO BE BOUND THERETO.

DAVID F. COLLINS	INVENTRUST PROPERTIES CORP.
David F Collins	By:
	Its: President
Dated: September 30, 2018	Dated: Oct 5, 2018

EXHIBITC

Consulting Services

The Consulting Services shall include the following:

- Source the purchase of retail properties within the Company's then-current acquisition strategy (the "Sourcing Services"). For this purpose, "source" shall mean, collectively, the discovery, assessment, diligence and presentation of potential retail acquisition targets.
- Assist in negotiations with major real estate tenants, such as Walmart, Target, Kohl's and other similar entities, including, without limitation, for new leases and renewals.
- Advise the Company regarding monthly and quarterly financial performance.
- Any such other service as authorized by the Chief Executive Officer

During the Consulting Period, Collins shall identify and present in writing to the Company potential off-market non-brokered properties (each, a "Property" and together, the "Properties") for purchase or acquisition by the Company in the markets identified below, and/or in such markets as authorized and directed by the Chief Executive Officer of the Company or his designee (the "Identified Markets"). Collins shall utilize good- faith, diligent efforts to identify such Properties and timely present them to the Company prior to presentation to any other potential purchaser or landlord so that the Company is not competitively disadvantaged and its acquisition strategy is prioritized by Collins. Collins shall provide such Sourcing Services on an exclusive basis for the Company; provided, however, that if the Company elects not to pursue a Property that has been identified and presented to the Company in accordance with the terms of this Exhibit C, Collins may present such Property to other potential purchasers or landlords (provided that Collins continues to comply with Section 8 of the Agreement, and subject to the terms and conditions set forth on Exhibit D).

Identified Markets

Los Angeles, California metro
San Diego, California metro
Houston, Texas metro
Atlanta, Georgia metro
Dallas, Texas metro
Denver, Colorado metro
Raleigh Durham, North Carolina
Charlotte, North Carolina
Washington DC metro
Miami, Dade County metro